SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

CCH II, LLC
CCH II Capital Corp.
(Exact name of registrants as specified in their charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-111423	03-0511293
333-111423-01	13-4257703
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated Credit Facility

On April 28, 2006, Charter Communications Operating, LLC (“CCO”), an indirect subsidiary of CCH II, LLC and CCH II Capital Corp., entered into an Amended and Restated Credit Agreement among CCO, CCO Holdings, LLC ("CCOH"), the several lenders from time to time that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and certain other agents (the “Credit Agreement”), and a related Amended and Restated Guarantee and Collateral Agreement among CCOH, CCO, and certain of CCO's subsidiaries in favor of JPMorgan Chase Bank, N.A., as administrative agent (the “Guarantee and Collateral Agreement”).

The Credit Agreement amends and restates the Amended and Restated Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 27, 2004, by and among CCO, CCOH, the several lenders from time to time parties thereto, and the agents named therein (the “Existing Credit Agreement”).

The Credit Agreement consists of a $1.5 billion senior secured revolving line of credit, a $5 billion term loan facility and a $350 million one-year revolving line of credit (the "R/T facility"). Amounts outstanding under the R/T facility will convert into term loans after one year. The revolving commitments terminate on April 27, 2010. The term loans (including converted R/T loans) are subject to amortization at 1% of their initial principal amount per annum. The remaining principal amount of the term loans will be due on April 28, 2013.

Borrowings under the Credit Agreement bear interest at a variable interest rate based on either LIBOR or a base rate plus, in either case, an applicable margin. The applicable margin for LIBOR term loans is 2.625%. The applicable margin for the revolving and R/T loans varies depending on the ratio as of the last day of each fiscal quarter of the consolidated indebtedness of CCO and its subsidiaries to their quarterly consolidated operating cash flow, multiplied by four. During the first fiscal quarter ending after the restatement effective date, the applicable margin for LIBOR revolving loans and R/T loans will be 3.00%.

The Credit Agreement is guaranteed by CCOH and CCO's subsidiaries that guarantee the Existing Credit Agreement and is secured by the same collateral that secures the Existing Credit Agreement, including (i) the assets of CCO and its subsidiaries (other than assets of the non-guarantor subsidiaries), to the extent such lien can be perfected under the Uniform Commercial Code by the filing of a financing statement, and (ii) a pledge by CCOH of the equity interests owned by it in CCO or any of its subsidiaries, as well as intercompany obligations owing to it by any of such entities, in each case as set forth in the Guarantee and Collateral Agreement and (iii) a pledge by CCO and its subsidiaries of equity interests or intercompany notes held by them.

The Credit Agreement contains a number of restrictions on CCO’s business, including, but not limited to, restrictions on CCO’s and CCO’s subsidiaries’ (and in certain instances, CCOH's) ability to grant liens on assets, merge, consolidate, or sell assets; incur indebtedness; make investments; engage in other businesses; engage in transactions with affiliates; and make distributions on equity interests. The Credit Agreement also contains affirmative covenants and events of default, including a cross default to other debt of CCOH, CCO or its subsidiaries in an aggregate amount equal to more than $50 million and the occurrence of a change of control. Failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of CCO’s debt and other financial obligations under the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement and the Guarantee and Collateral Agreement. The descriptions of the terms of the Credit Agreement and the Guarantee and Collateral Agreement are qualified in their entirety by reference to such agreements.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In connection with the Credit Agreement, on April 28, 2006, the senior bridge loan agreement, dated October 17, 2005 by and among CCO Holdings, LLC, CCO Holdings Capital Corp., JP Morgan Chase Bank, N.A., as administrative agent, and the other parties thereto (the “Bridge Loan Agreement”) was terminated.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION OF REGISTRANT.

The information in Item 1.01 of this Form 8-K is hereby incorporated by reference to this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 1.01 and Item 2.03:

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement, dated as of April 28, 2006, among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 1, 2006 (File No. 000-27927)).

99.1	Press release dated as of April 28, 2006 (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 1, 2006 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCH II, LLC and CCH II Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCH II, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: May 1, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel

  CCH II CAPITAL CORP.
  Registrant

Dated: May 1, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

10.1
Amended and Restated Credit Agreement, dated as of April 28, 2006, among Charter Communications Operating, LLC, CCO Holdings, LLC, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 1, 2006 (File No. 000-27927)).

99.1	Press release dated as of April 28, 2006 (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 1, 2006 (File No. 000-27927)).